UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011
PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 324-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
On February 25, 2011, Patriot National Bank (the “Bank”), a national banking association and a wholly-owned subsidiary of Patriot National Bancorp, Inc., a Connecticut corporation, entered into a Purchase and Sale Agreement (the “Agreement”) with ES Ventures One LLC, a Delaware limited liability company (“ES Ventures”). Pursuant to the Agreement, the Bank will sell certain assets to ES Ventures for an aggregate purchase price of $64,952,068, subject to adjustment pursuant to the terms of the Agreement. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Bank’s press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Patriot National Bank, Press Release, issued March 3, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
Date: March 3, 2011	By:	/s/ Robert F. O’Connell
Robert F. O’Connell
Senior Executive Vice President and Chief Financial Officer